Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound	Investor Contact Information: Rafael Tejada
Thermo Fisher Scientific	Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Third Quarter 2023 Results

WALTHAM, Mass. (October 25, 2023) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•Third quarter revenue was $10.57 billion, 1% lower versus the same quarter last year. Core organic revenue growth was 1%.
•Third quarter GAAP diluted earnings per share (EPS) was $4.42, 17% higher versus the same quarter last year, driven by 160 basis points of operating margin expansion.
•Third quarter adjusted EPS was $5.69, 12% higher versus the same quarter last year, driven by 200 basis points of adjusted operating margin expansion.

•The impact of the macroeconomic conditions that the industry has experienced through the year increased in the third quarter. Our PPI Business System and strong execution by our global team enabled the company to deliver strong financial performance for the quarter.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products, including the groundbreaking EXENT® Solution in Europe, an offering from our protein diagnostics business, to help diagnose and monitor patients with blood protein abnormalities related to multiple myeloma and other disorders; the Gibco™ CTS™ Detachable Dynabeads™, our next-generation platform of cell therapy reagents that enables process flexibility, scalability and higher drug efficacy for cell therapy manufacturers; and the Thermo Scientific™ Fill Finish Solution™, to improve the efficiency of the sterile fill-finish process, a great example of innovation for drug manufacturing.

•Shortly after the quarter ended, announced an agreement to acquire Olink Holding AB (publ) (“Olink”) (Nasdaq: OLK) for a net purchase price of approximately $3.1 billion. Olink is a provider of differentiated next-generation proteomic solutions that enable our customers to meaningfully accelerate discovery and scientific breakthroughs and is highly complementary to our leading mass spectrometry and life sciences offerings.

•Building on our environmental, social and governance (ESG) priorities, we are collaborating with the National Minority Quality Forum (NMQF) to make clinical research more accessible to historically underserved communities. The collaboration supports biopharmaceutical and biotech customers’ desire to increase diversity in clinical trials by enrolling and retaining patients who more fully reflect real-world populations.

“While market conditions further weakened during the third quarter, I’m very pleased with our team’s execution which enabled our company to deliver both excellent margin expansion and adjusted EPS growth,” said Marc Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “Our experienced management team is leveraging our PPI Business System to effectively manage through the current dynamic environment. We also continue to invest for the future and a great example of this is our recently announced agreement to acquire Olink.”

Casper added, “We are incredibly focused on delivering differentiated short-term performance while enhancing our long-term competitive position.”

Third Quarter 2023

Revenue for the quarter declined 1% to $10.57 billion in 2023, versus $10.68 billion in 2022. Organic revenue was 3% lower, Core organic revenue growth was 1%, and COVID-19 testing revenue was $0.05 billion.

GAAP Earnings Results

GAAP diluted EPS in the third quarter of 2023 was $4.42, versus $3.79 in the same quarter last year. GAAP operating income for the third quarter of 2023 was $1.86 billion, compared with $1.71 billion in the year-ago quarter. GAAP operating margin was 17.6%, compared with 16.0% in the third quarter of 2022.

Non-GAAP Earnings Results

Adjusted EPS in the third quarter of 2023 was $5.69, versus $5.08 in the third quarter of 2022. Adjusted operating income for the third quarter of 2023 was $2.56 billion, compared with $2.37 billion in the year-ago quarter. Adjusted operating margin was 24.2%, compared with 22.2% in the third quarter of 2022.

Annual Guidance for 2023

Given the current macroeconomic environment, Thermo Fisher is revising revenue and adjusted EPS guidance for the full year. The company now expects 2023 revenue to be $42.7 billion, with Core organic revenue growth of 1%, and adjusted EPS of $21.50.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 385381. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through Friday, November 10, 2023.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including our pending acquisition of Olink, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Additional Information and Where to Find It

The tender offer for all of the outstanding Olink common shares and all of the American Depositary Shares has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any shares of Olink or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher or its acquisition subsidiary will file with the SEC. The terms and conditions of the tender offer will be published in, and the offer to purchase common shares and American Depositary Shares of Olink will be made only pursuant to, the offer document and related offer materials prepared by Thermo Fisher and its acquisition subsidiary and filed with the SEC in a tender offer statement on Schedule TO at the time the tender offer is commenced. Olink intends to file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. Olink’s shareholders are strongly advised to read these tender offer materials carefully and in their entirety when they become available, as they may be amended from time to time, because they will contain important information about such tender offer that Olink’s shareholders should consider prior to making any decisions with respect to such tender offer. Once filed, the tender offer materials may be obtained free of charge at the SEC’s website at www.sec.gov or at Olink’s website at investors.olink.com/investor-relations or at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at 781-622-1111.

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Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	September 30,	% of	October 1,	% of
(Dollars in millions except per share amounts)	2023	Revenues	2022	Revenues
Revenues	$10,574		$10,677
Costs and operating expenses:
Cost of revenues (a)	6,145	58.1%	6,246	58.5%
Selling, general and administrative expenses (b)	1,578	14.9%	1,743	16.3%
Amortization of acquisition-related intangible assets	584	5.6%	594	5.6%
Research and development expenses	319	3.0%	351	3.3%
Restructuring and other costs (c)	84	0.8%	33	0.3%
Total costs and operating expenses	8,710	82.4%	8,967	84.0%
Operating income	1,864	17.6%	1,710	16.0%
Interest income	246		68
Interest expense	(359)		(173)
Other income/(expense) (d)	14		(4)
Income before income taxes	1,765		1,601
Provision for income taxes (e)	(53)		(31)
Equity in earnings/(losses) of unconsolidated entities	(17)		(72)
Net income	1,695		1,498
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	(20)		3
Net income attributable to Thermo Fisher Scientific Inc.	$1,715	16.2%	$1,495	14.0%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.44		$3.82
Diluted	$4.42		$3.79
Weighted average shares:
Basic	386		392
Diluted	388		395

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,864	17.6%	$1,710	16.0%
Cost of revenues adjustments (a)	14	0.1%	22	0.2%
Selling, general and administrative expenses adjustments (b)	14	0.1%	11	0.1%
Restructuring and other costs (c)	84	0.8%	33	0.3%
Amortization of acquisition-related intangible assets	584	5.6%	594	5.6%
Adjusted operating income (non-GAAP measure)	$2,560	24.2%	$2,370	22.2%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,715		$1,495
Cost of revenues adjustments (a)	14		22
Selling, general and administrative expenses adjustments (b)	14		11
Restructuring and other costs (c)	84		33
Amortization of acquisition-related intangible assets	584		594
Other income/expense adjustments (d)	(9)		14
Provision for income taxes adjustments (e)	(192)		(238)
Equity in earnings/losses of unconsolidated entities	17		72
Noncontrolling interests adjustments (f)	(19)		—
Adjusted net income (non-GAAP measure)	$2,208		$2,003

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.42		$3.79
Cost of revenues adjustments (a)	0.04		0.06
Selling, general and administrative expenses adjustments (b)	0.03		0.03
Restructuring and other costs (c)	0.22		0.08
Amortization of acquisition-related intangible assets	1.50		1.50
Other income/expense adjustments (d)	(0.02)		0.04
Provision for income taxes adjustments (e)	(0.49)		(0.60)
Equity in earnings/losses of unconsolidated entities	0.04		0.18
Noncontrolling interests adjustments (f)	(0.05)		0.00
Adjusted EPS (non-GAAP measure)	$5.69		$5.08

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$2,414		$1,937
Purchases of property, plant and equipment	(332)		(547)
Proceeds from sale of property, plant and equipment	66		4
Free cash flow (non-GAAP measure)	$2,148		$1,394

Business Segment Information	Three months ended
	September 30,	% of	October 1,	% of
(Dollars in millions)	2023	Revenues	2022	Revenues

Revenues
Life Sciences Solutions	$2,433	23.0%	$2,962	27.7%
Analytical Instruments	1,754	16.6%	1,621	15.2%
Specialty Diagnostics	1,083	10.2%	1,065	10.0%
Laboratory Products and Biopharma Services	5,728	54.2%	5,585	52.3%
Eliminations	(424)	-4.0%	(556)	-5.2%
Consolidated revenues	$10,574	100.0%	$10,677	100.0%

Segment income and segment income margin
Life Sciences Solutions	$872	35.9%	$1,039	35.1%
Analytical Instruments	468	26.7%	386	23.8%
Specialty Diagnostics	283	26.1%	220	20.6%
Laboratory Products and Biopharma Services	937	16.4%	725	13.0%
Subtotal reportable segments	2,560	24.2%	2,370	22.2%
Cost of revenues adjustments (a)	(14)	-0.1%	(22)	-0.2%
Selling, general and administrative expenses adjustments (b)	(14)	-0.1%	(11)	-0.1%
Restructuring and other costs (c)	(84)	-0.8%	(33)	-0.3%
Amortization of acquisition-related intangible assets	(584)	-5.6%	(594)	-5.6%
Consolidated GAAP operating income	$1,864	17.6%	$1,710	16.0%

(a) Adjusted results in 2023 exclude charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2023 also exclude $5 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Adjusted results in 2022 exclude charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results in 2023 and 2022 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2023 and 2022 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, abandoned facility, and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $5 of net gains on the sale of real estate.
(d) Adjusted results in 2023 and 2022 exclude net gains/losses on investments.
(e) Adjusted provision for income taxes in 2023 and 2022 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements (including a $658 benefit from an audit settlement in 2022). Adjusted results in 2022 also exclude a $423 charge for the impact of deferred tax realizability assessments as a result of audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.
Note:
Consolidated depreciation expense is $269 and $244 in 2023 and 2022, respectively.

Organic and Core organic revenue growth	Three months ended
September 30, 2023
Revenue growth	-1%
Acquisitions	1%
Currency translation	1%
Organic revenue growth (non-GAAP measure) *	-3%
COVID-19 testing revenue	-4%
Core organic revenue growth (non-GAAP measure) *	1%
* Results may not sum due to rounding.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Nine months ended
	September 30,	% of	October 1,	% of
(Dollars in millions except per share amounts)	2023	Revenues	2022	Revenues
Revenues	$31,971		$33,465
Costs and operating expenses:
Cost of revenues (a)	18,905	59.1%	18,700	55.9%
Selling, general and administrative expenses (b)	4,897	15.3%	5,291	15.8%
Amortization of acquisition-related intangible assets	1,775	5.5%	1,803	5.4%
Research and development expenses	1,010	3.2%	1,080	3.2%
Restructuring and other costs (c)	379	1.2%	59	0.2%
Total costs and operating expenses	26,966	84.3%	26,933	80.5%
Operating income	5,005	15.7%	6,532	19.5%
Interest income	570		122
Interest expense	(985)		(457)
Other income/(expense) (d)	(32)		(139)
Income before income taxes	4,558		6,058
Provision for income taxes (e)	(151)		(530)
Equity in earnings/(losses) of unconsolidated entities	(58)		(142)
Net income	4,349		5,386
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	(16)		12
Net income attributable to Thermo Fisher Scientific Inc.	$4,365	13.7%	$5,374	16.1%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$11.31		$13.72
Diluted	$11.25		$13.62
Weighted average shares:
Basic	386		392
Diluted	388		395

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$5,005	15.7%	$6,532	19.5%
Cost of revenues adjustments (a)	73	0.2%	41	0.1%
Selling, general and administrative expenses adjustments (b)	28	0.1%	(10)	0.0%
Restructuring and other costs (c)	379	1.2%	59	0.2%
Amortization of acquisition-related intangible assets	1,775	5.5%	1,803	5.4%
Adjusted operating income (non-GAAP measure)	$7,260	22.7%	$8,425	25.2%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$4,365		$5,374
Cost of revenues adjustments (a)	73		41
Selling, general and administrative expenses adjustments (b)	28		(10)
Restructuring and other costs (c)	379		59
Amortization of acquisition-related intangible assets	1,775		1,803
Other income/expense adjustments (d)	36		163
Provision for income taxes adjustments (e)	(534)		(534)
Equity in earnings/losses of unconsolidated entities	58		142
Noncontrolling interests adjustments (f)	(19)		—
Adjusted net income (non-GAAP measure)	$6,161		$7,038

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$11.25		$13.62
Cost of revenues adjustments (a)	0.19		0.11
Selling, general and administrative expenses adjustments (b)	0.07		(0.02)
Restructuring and other costs (c)	0.98		0.15
Amortization of acquisition-related intangible assets	4.57		4.56
Other income/expense adjustments (d)	0.09		0.41
Provision for income taxes adjustments (e)	(1.38)		(1.35)
Equity in earnings/losses of unconsolidated entities	0.15		0.36
Noncontrolling interests adjustments (f)	(0.05)		0.00
Adjusted EPS (non-GAAP measure)	$15.87		$17.84

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$4,683		$5,667
Purchases of property, plant and equipment	(1,074)		(1,693)
Proceeds from sale of property, plant and equipment	76		18
Free cash flow (non-GAAP measure)	$3,685		$3,992

Business Segment Information	Nine months ended
	September 30,	% of	October 1,	% of
(Dollars in millions)	2023	Revenues	2022	Revenues

Revenues
Life Sciences Solutions	$7,508	23.5%	$10,485	31.3%
Analytical Instruments	5,226	16.3%	4,746	14.2%
Specialty Diagnostics	3,300	10.3%	3,648	10.9%
Laboratory Products and Biopharma Services	17,322	54.2%	16,564	49.5%
Eliminations	(1,385)	-4.3%	(1,978)	-5.9%
Consolidated revenues	$31,971	100.0%	$33,465	100.0%

Segment income and segment income margin
Life Sciences Solutions	$2,525	33.6%	$4,542	43.3%
Analytical Instruments	1,321	25.3%	1,031	21.7%
Specialty Diagnostics	860	26.1%	816	22.4%
Laboratory Products and Biopharma Services	2,554	14.7%	2,036	12.3%
Subtotal reportable segments	7,260	22.7%	8,425	25.2%
Cost of revenues adjustments (a)	(73)	-0.2%	(41)	-0.1%
Selling, general and administrative expenses adjustments (b)	(28)	-0.1%	10	0.0%
Restructuring and other costs (c)	(379)	-1.2%	(59)	-0.2%
Amortization of acquisition-related intangible assets	(1,775)	-5.5%	(1,803)	-5.4%
Consolidated GAAP operating income	$5,005	15.7%	$6,532	19.5%

(a) Adjusted results in 2023 and in 2022 exclude charges for the sale of inventories revalued at the date of acquisition and charges for inventory write-downs associated with large-scale abandonment of product lines. Adjusted results in 2023 also exclude $10 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(b) Adjusted results in 2023 and 2022 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2023 and 2022 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures, $18 of net charges for pre-acquisition litigation and other matters, and $8 of net gains on the sale of real estate.
(d) Adjusted results in 2023 and 2022 exclude net gains/losses on investments. Adjusted results in 2022 also exclude $26 of losses on the early extinguishment of debt.
(e) Adjusted provision for income taxes in 2023 and 2022 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements (including a $658 benefit from an audit settlement in 2022). Adjusted results in 2022 also exclude a $423 charge for the impact of deferred tax realizability assessments as a result of audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.
Notes:
Consolidated depreciation expense is $792 and $730 in 2023 and 2022, respectively.
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
(In millions)	2023	2022

Assets
Current assets:
Cash and cash equivalents	$6,151	$8,524
Accounts receivable, net	8,370	8,115
Inventories	5,404	5,634
Other current assets	3,167	2,956
Total current assets	23,092	25,229
Property, plant and equipment, net	9,167	9,280
Acquisition-related intangible assets, net	17,091	17,442
Other assets	4,124	4,007
Goodwill	43,583	41,196
Total assets	$97,057	$97,154

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$4,795	$5,579
Other current liabilities	9,363	11,431
Total current liabilities	14,158	17,010
Other long-term liabilities	6,946	7,087
Long-term obligations	30,489	28,909
Redeemable noncontrolling interest	118	116
Total equity	45,346	44,032
Total liabilities, redeemable noncontrolling interest and equity	$97,057	$97,154

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine months ended
	September 30,	October 1,
(In millions)	2023	2022

Operating activities
Net income	$4,349	$5,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,567	2,533
Change in deferred income taxes	(631)	(862)
Other non-cash expenses, net	658	701
Changes in assets and liabilities, excluding the effects of acquisitions	(2,260)	(2,091)
Net cash provided by operating activities	4,683	5,667

Investing activities
Acquisitions, net of cash acquired	(3,660)	(39)
Purchases of property, plant and equipment	(1,074)	(1,693)
Proceeds from sale of property, plant and equipment	76	18
Other investing activities, net	(108)	80
Net cash used in investing activities	(4,766)	(1,634)

Financing activities
Net proceeds from issuance of debt	3,466	—
Repayment of debt	(2,000)	(375)
Net proceeds from issuance of commercial paper	1,620	1,231
Repayment of commercial paper	(1,935)	(3,690)
Purchases of company common stock	(3,000)	(2,000)
Dividends paid	(387)	(338)
Other financing activities, net	42	(29)
Net cash used in financing activities	(2,194)	(5,201)

Exchange rate effect on cash	(92)	(389)
Decrease in cash, cash equivalents and restricted cash	(2,369)	(1,557)
Cash, cash equivalents and restricted cash at beginning of period	8,537	4,491
Cash, cash equivalents and restricted cash at end of period	$6,168	$2,934

Free cash flow (non-GAAP measure)	$3,685	$3,992

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of revenues from acquired businesses and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions and currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating income margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.